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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    November 24, 1998





                            CELLULARVISION USA, INC.
               (Exact name of registrant as specified in charter)




          Delaware                  000-27582                13-3853788
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)



140 58th Street, Loft 7E                                        11220
Brooklyn, New York                                            (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (718) 489-1200





                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 2.  Acquisition or Disposition of Assets.

         Consummation of the LMDS Spectrum Assignment
         --------------------------------------------

          On November 24, 1998, pursuant to the terms of the LMDS Purchase Agreement, dated as of July 10, 1998 and as amended, among CellularVision USA, Inc. (the "CVUSA"), CellularVision of New York, L.P., a wholly-owned subsidiary of CVUSA ("CVNY") and WinStar Communications, Inc. ("WinStar"), CVNY assigned 850 MHz of the spectrum covered by its LMDS A Block License to WinStar for a purchase price of $32,500,000 (the "Spectrum Assignment"). The purchase price was established through arm's length bargaining following consideration and investigation of several alternatives, engagement of a financial advisor and an auction process, all as more fully disclosed in the Definitive Solicitation Statement on Schedule 14A filed by CVUSA with the Securities and Exchange Commission on October 7, 1998. A copy of the press release announcing the Spectrum Assignment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.  Other Events.

          Redemption of Convertible Preferred Stock and Repayment of Outstanding Indebtedness

          Simultaneously with the closing of the WinStar transaction, CVUSA repaid in full (i) all of its outstanding Subordinated Exchange Notes, which had been held by Morgan Guaranty Trust Company of New York and (ii) repaid the $3.5 million loan to CVNY previously made by WinStar, in each case with all accrued interest and fees. Such payments totaled $10,153,209 in the aggregate.

         Redemption of CVUSA's Series A Convertible Preferred Stock
         ----------------------------------------------------------

          Simultaneously with the closing of the WinStar transaction, CVUSA also redeemed all outstanding shares of its Series A Convertible Preferred Stock at the per share stated cash Redemption Price thereof, equal to 130% of (i) the stated value ($1,000) plus (ii) accrued and unpaid dividends thereon, or $4,616,560. Prior to their redemption, under certain circumstances, such shares could have ultimately been convertible into 36,938,666 shares of CVUSA Common Stock.

         Potential Delisting by Nasdaq
         -----------------------------

          On November 16, 1998, CVUSA appealed the previously-announced decision of The Nasdaq Stock Market ("Nasdaq") to delist CVUSA's Common Stock. Nasdaq's action was based upon a rule requiring that listed securities maintain a minimum bid price of $1.00 per share. CVUSA's Common Stock will remain listed on the Nasdaq National Market pending the outcome of the appeal. From December 2, 1998 through the filing date of this Form 8-K, the closing bid price of CVUSA's Common Stock has exceeded $1.00 per share each day.




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         Akcess Pacific Group, LLC Litigation
         ------------------------------------

          On November 20, 1998, Akcess Pacific Group, LLC ("Akcess") commenced an action in the United States District Court Southern District of New York against WinStar; WinStar Wireless Fiber Corp.; CVNY; CVUSA; and Shant Hovnanian, CVUSA's Chairman and Chief Executive Officer (the "Akcess Federal Lawsuit"). The Akcess Federal Lawsuit alleges, among other things, that CVUSA (i) failed to convert shares of its Series A Convertible Preferred Stock held by Marshall Capital Management, Inc. ("MCM") in violation of law, (ii) lacked the requisite power and authority to execute the LMDS Purchase Agreement, (iii) did not obtain the necessary shareholder and director approval for the Spectrum Assignment,
(iv) did not obtain adequate consideration for the Spectrum Assignment and (v) tortiously interfered with the contractual agreement between Akcess and MCM.

          On November 24, 1998, Akcess commenced an action in the Supreme Court of the State of New York, County of New York (the "Court") against MCM, Allan Weine, Credit Suisse First Boston Corporation, CVUSA and Shant Hovnanian (the "Defendants") (the "Akcess State Lawsuit"). The Akcess State Lawsuit seeks to enjoin the redemption of the Series A Convertible Preferred Stock. That redemption, however, has already been consummated, and no restraining order in the Akcess State Lawsuit has ever come into effect.

          CVUSA and CVNY believe that both the Akcess Federal Lawsuit and the Akcess State Lawsuit are completely without merit and intend to defend both such cases vigorously.

Item 7.  Financial Statements and Exhibits.

         (a)  None.

         (b) Pro forma financial information.

          The following narrative is intended to describe the pro forma effect that consummation of the LMDS Purchase Agreement would have had on CVUSA's financial position as of September 30, 1998, as if such transaction had occurred on that date, and on CVUSA's results of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, as if such transaction had occurred on January 1, 1997. CVUSA believes that a narrative description of these pro forma effects would be more meaningful to stockholders than the presentation of pro forma financial statements.




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         Effects on financial position

          At September 30, 1998, CVUSA had outstanding debt in the amount of approximately $16,394,000, including the current portion of notes payable in the amount of approximately $10,680,000, including the $3,500,000 loan from WinStar, and accounts payable, accrued expenses and other liabilities in the amount of approximately $5,714,000, as well as Series A Convertible Preferred Stock with an aggregate mandatory redemption price of approximately $4,600,000, which CVUSA would satisfy out of the net proceeds from consummation of the WinStar transaction. The remaining funds would be available to CVUSA in the future course of its business which might include an Internet business, a multi-channel specialized video business or other transactions with third parties that may emerge in the future.

          At September 30, 1998, CVUSA had property and equipment with a net carrying value aggregating approximately $2,862,000, represented by approximately $1,924,000 in set-top converters and approximately $ 938,000 in head-end equipment which may have little or no value and would be written off, although CVUSA will consider whether these assets have salvage or other nominal value. CVUSA believes that its remaining property and equipment may have value in the future course of its business.

         Effects on results of operations

          For the year ended December 31, 1997 and the nine months ended September 30, 1998, CVUSA generated approximately $4,943,000 and $3,956,000, respectively, in revenues and incurred approximately $2,314,000 and $1,519,000, respectively, in service costs. These amounts were generated almost entirely as a result of its subscription television service which CVUSA will discontinue upon consummation of the WinStar transaction. Revenues to be generated upon consummation of the WinStar transaction will depend upon CVUSA's future course of its business and cannot be predicted at this time.

          Selling, general and administrative expenses have decreased in the nine months ended September 30, 1998 primarily attributable to reduced head-count-related costs as a result of personnel reductions at the end of 1997 and during the first and third quarters of 1998.

          For the year ended December 31, 1997 and the nine months ended September 30, 1998, CVUSA incurred interest expense and financing fees in the amount of approximately $801,000 and $2,001,000, respectively, which would not have been incurred if the WinStar transaction had been consummated on January 1, 1998.

         (c)  Exhibits.

         99.1  Press Release dated November 25, 1998 of CellularVision USA, Inc.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CELLULARVISION USA, INC.



                                            By: /s/ Shant S. Hovnanian
                                               -----------------------
                                                Name:  Shant S. Hovnanian
                                                Title:  Chief Executive Officer

December 9, 1998




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                                  EXHIBIT INDEX

         99.1  Press Release dated November 25, 1998 of CellularVision USA, Inc.






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